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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 1, 1999

                               ISONICS CORPORATION
           (Name of small business issuer as specified in its charter)


CALIFORNIA                         001-12531                 77-0338561
----------                         ---------                 ----------
State of                           Commission File           IRS Employer
Incorporation                      Number                    Identification No.


                  5906 MCINTYRE STREET, GOLDEN, COLORADO 80403
                     Address of principal executive offices

                                  303-279-7900
                                  ------------
                           Telephone number, including
                                    Area code

                                 NOT APPLICABLE
           Former name or former address if changed since last report

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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

         GENERAL. On December 1, 1999, Isonics Corporation ("Isonics" or the "Company") completed a sale of its depleted zinc (DZ) business to Eagle-Picher Technologies, LLC for $8.2 million dollars, including $1.5 million to be paid over a period of three years, which amount is subject to certain contingencies. Isonics received $6,730,303.00 from E-P at the closing, of which approximately $1,150,570.00 was used to pay certain accrued liabilities. DZ is used to prevent corrosion in nuclear power plants. Corrosion is a cause of high radiation fields in nuclear power plants and can result in radiation exposure to workers. DZ also reduces environmental cracking in certain kinds of nuclear reactors which, if not controlled, can require extremely costly repairs or possibly result in premature shutdown and de-commissioning of the facility.

         The Agreement executed between Isonics and Eagle-Picher (E-P) provides for: (1) Isonics' sale of the DZ Business to E-P for a purchase price including approximately $6,700,000 in cash plus three additional payments of $500,000 over a three year period, (2) for E-P's sale to Isonics of 200 kilograms of Silicon-28 in consideration for a 42 month warrant grant to E-P for the purchase of 4,000,000 shares of Isonics common stock at a purchase price of $3.75 per share. The Warrant is subject to a registration rights agreement.

         Related to, but separate from, the sale of the depleted zinc business, Isonics contemporaneously signed a ten year supply agreement by which Isonics will have the exclusive right to purchase quantities of isotopically pure Silicon-28, Silicon-29 and Silicon-30 and a non-exclusive right to purchase quantities of Carbon-12 and Carbon-13 produced by E-P from its pilot plant under construction in Oklahoma for a ten year period. The Supply Agreement locks in what Isonics believes is a favorable purchase price for the isotopes. As partial consideration for the exclusivity provisions, Isonics agreed to pay E-P a fee equal to 3% of the net revenues from all sales made by Isonics of products incorporating Silicon-28, Silicon-29 or Silicon-30 supplied by E-P. The ability of E-P to produce isotopes meeting the specifications of the supply agreement is contingent upon E-P successfully bringing its pilot production plant online as scheduled in March of 2000.

         In addition, Isonics purchased 200 kilograms of Silicon-28 from E-P in consideration of a warrant to purchase 4,000,000 shares of Isonics common stock exercisable by E-P for $3.75 per share through May 30, 2003. Isonics granted E-P certain registration rights related to the shares of its common stock issuable upon exercise of the warrant. E-P has an obligation to deliver the Silicon-28 during calendar year 2000 or, if it fails to do so, it will reduce the warrant proportionately. One of the properties of isotopically pure Silicon-28 is its high thermal conductivity, which Isonics is currently developing for semiconductor applications.

         Isonics is an advanced materials and technology company which develops and commercializes products based on enriched stable isotopes. Stable isotopes can be thought of as ultra-ultra pure materials. This high degree of purification provides enhanced performance properties compared to normal materials. Stable isotopes have commercial uses in several areas, including energy; research, medical diagnostics, and drug development; product tagging and stewardship; semiconductors; lasers; and optical materials.

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         Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 1999 filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

INFORMATION REQUIRED BY ITEM 701 OF REGULATION S-B.

         SECURITIES SOLD. The sale described in the preceding paragraphs occurred on December 1, 1999. The securities sold consists of one restricted warrant ("Warrant") to purchase 4,000,000 shares of restricted common stock issued at an exercise price of $3.75 per share.

         UNDERWRITERS AND OTHER PURCHASERS.

         No underwriters, agents, or placement agents participated in the private placement.

         The warrant was issued to a single accredited investor as consideration for the purchase of assets.

         The Warrant was issued in consideration for the purchase of 200 kilograms of Silicon-28 pursuant to an Asset Purchase Agreement executed between Isonics and E-P.

         The transactions were exempt from registration under the Securities Act of 1933, as amended by reason of Sections 4(2) and 4(6) of the Securities Act of 1933.

         Terms of conversion or exercise are as follows:

         The Warrant granted to E-P may be exercised to purchase 4,000,000 shares of restricted common stock issued on a warrant-for-share basis with the Company's common stock (subject to dilution adjustment) for a purchase price of $3.75 per share through the expiration date, May 30, 2003

         The Company also entered into a registration rights agreement relating to the shares of common stock underlying the Warrant.

         The Company intends to use the 200 kilograms of Silicon-28 from the issuance of the Warrant for the continued development and commercialization of Silicon-28 wafers for the semiconductor industry.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 Financial statements of businesses acquired.  NOT APPLICABLE.

         Pro forma financial statements will be filed by amendment to this Form 8-K no later than February 15, 2000.

Exhibits:
         10.1     Asset Purchase Agreement
         10.2     Form of Warrant
         10.3     Form of Registration Rights Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of December 1999.

                               ISONICS CORPORATION


                               By:   /s/ JAMES E. ALEXANDER
                                     -------------------------------------
                                     James E. Alexander
                                     President and Chief Executive Officer